                                                        EXHIBIT 4.3

Under proposed United States Treasury Regulations, it is possible that Notes which are not issued at a discount but which are issued between a record date and the related Interest Payment Date would be treated as issued at an original issue discount because interest is not paid at fixed periodic intervals at a fixed rate during the entire term of such Notes, with the consequence that holders (including cash basis holders) would be required to report interest in respect of such a Note on a constant yield accrual basis for United States Federal income tax purposes.

CUSIP NO.

REGISTERED NO. FLR                                            PRINCIPAL AMOUNT:


                                                               _________________

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                           MEDIUM-TERM NOTE, SERIES E
                   Due Nine Months or More from Date of Issue

                                (Floating Rate)

  If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

              IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED
                  UNDER THE APPROXIMATE METHOD BELOW) WILL BE
                  COMPUTED SOLELY FOR PURPOSES OF APPLYING THE
            FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

  The following summary of terms is subject to the information set forth on the reverse hereof:

ISSUE PRICE:                             REDEMPTION PRICE:
                                         Initially ____% of Principal Amount and
                                         declining by ___% of the Principal
ORIGINAL ISSUE DATE:                     Amount on each anniversary of the
                                         Initial Redemption Date until the
                                         Redemption Price is 100% of the
MATURITY DATE:                           Principal amount


BASE RATE:

                 INITIAL INTEREST RATE:                                      TOTAL AMOUNT OF OID:

                 INDEX MATURITY:                                             YIELD TO MATURITY:

                 SPREAD (PLUS OR MINUS):                                     INITIAL ACCRUAL PERIOD OID:

                 SPREAD MULTIPLIER:                                          OPTION TO ELECT REPAYMENT: [ ] YES [ ] NO

                 AUTHORIZED DENOMINATIONS:                                   OPTIONAL REPAYMENT DATES:

                 CALCULATION AGENT:                                          OPTIONAL REPAYMENT PRICES:

                 MAXIMUM INTEREST RATE:                                      MINIMUM INTEREST RATE:

                 INTEREST RESET PERIOD:                                      INTEREST RESET DATES:

                 INTEREST PAYMENT PERIOD:                                    INTEREST PAYMENT DATES:

                 SPECIFIED CURRENCY:                                         DEPOSITORY:

                 OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY:           AMORTIZING NOTE:
                 [  ] YES  [  ] NO

                 OPTIONAL REDEMPTION: [  ] YES  [  ] NO                      EXTENDIBLE MATURITY NOTE:

                 INITIAL REDEMPTION DATE:                                    OTHER PROVISIONS:

  GENERAL AMERICAN TRANSPORTATION CORPORATION, a New York corporation (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________________________________, or registered assigns, the principal sum of ______________________________________ on the
Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be; provided, however, that if this Note has a daily or weekly Interest Reset Period, as shown above, such interest will be paid from and including the Original Issue Date shown above or from and including the day following the most recent regular record date to which interest has been paid, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum determined in accordance with the provisions on the reverse hereof, depending on the Base Rate specified above and the Spread, if any, or Spread Multiplier, if any, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at the Maturity Date or upon earlier redemption or repayment will be payable to the Person to whom principal shall be payable. If this Note was originally issued between a regular record date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner of this Note on such next succeeding regular record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

  If this Note is denominated in a Specified Currency other than U.S. dollars, then the Holder may, by delivery of a written request to the Trustee, One New York Plaza, 14th Floor, New York, New York 10081 (Attention: Corporate Trust Department) or at such other address as it may designate as its principal corporate trust office in The City of New York, received by the Trustee on or prior to the applicable record date or at least 15 days prior to the Maturity Date, as the case may be, elect to receive all such payments in the Specified Currency. Such election will remain in effect until revoked by written notice to the Trustee received not later than on or prior to the applicable record date or at least 15 days prior to the Maturity Date, as the case may be. In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Exchange Rate Agent (as defined), will be unable to exchange the Specified Currency for U.S. dollars and payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

  Payments in U.S. dollars of interest on this Note (other than interest payable at the Maturity Date or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the security register on the applicable record date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Trustee, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent (as defined), and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Principal and interest payable at the Maturity Date or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire transfer instructions at the office of the Trustee.

  If the registered owner of this Note (as indicated above) is the Depository or a nominee of the Depository, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY

OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

  This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

  IN WITNESS WHEREOF, General American Transportation Corporation has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:                                 GENERAL AMERICAN TRANSPORTATION
                                        CORPORATION

                                        By:_____________________________________
(Corporate Seal)

Attest:


By:______________________________

Trustee's Certificate of Authentication

This is one of the Securities of the
series described herein and referred
to in the within-mentioned Indenture.

The Chase Manhattan Bank
  (National Association), As Trustee



By:______________________________
        Authorized Officer

                  GENERAL AMERICAN TRANSPORTATION CORPORATION
                           MEDIUM-TERM NOTE, SERIES E

         Section 1. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of October 1, 1987, between General American Transportation Corporation (the "Company") and The Chase Manhattan Bank (National Association), as Trustee, as supplemented by the First Supplemental Indenture, dated as of May 15, 1988, the Second Supplemental Indenture, dated as of March 15, 1990 and the Third Supplemental Indenture, dated as of June 15, 1990, each between the Company and the Trustee (the indenture, as so supplemented, is referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium- Term Notes, Series E" of the Company, limited in aggregate principal amount to U.S. $650,000,000, or its equivalent in foreign currencies or currency units, or in such lesser amount as may be reduced by the sale of Securities of another series. References herein to "Notes" shall mean the Notes of said Series E.

         Section 2. Payments. (a) Interest on this Note will be payable monthly, quarterly, semiannually or annually (the "Interest Payment Period") as shown on the face hereof. Except as provided below or on the face hereof, the date or dates on which interest will be payable (each an "Interest Payment Date") will be, if this Note has a monthly Interest Payment Period, the third Wednesday of each month; if this Note has a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; if this Note has a semiannual Interest Payment Period, the third Wednesday of each of the two months specified on the face hereof; and if this Note has an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof. Unless otherwise specified on the face hereof, if any Interest Payment Date for this Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day except that, if the Base Rate indicated on the face of this Note is LIBOR and if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day.

         The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if the rate of interest on this Note resets daily, each Business Day; if the rate of interest on this Note (other than if the Base Rate indicated on the face of this Note is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate indicated on the face of this
Note is the Treasury Rate and the rate of interest on this Note resets weekly, Tuesday of each week (except as provided below); if the rate of interest on his Note resets monthly, the third Wednesday of each month; if the rate of interest on this Note resets quarterly, the third Wednesday of March, June, September and December; if the rate of interest on this Note resets semiannually, the third Wednesday of each of two months specified on the face hereof; and if the rate of interest on this Note resets annually, the third Wednesday of the month specified on the face hereof. If any Interest Reset Date for this Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if the Base Rate indicated on the face of this Note is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. If the Base Rate indicated on the face of this Note is the Treasury Rate and if an auction of Treasury bills falls on a day that is an Interest Reset Date for this Note, the Interest Reset Date shall be the following day that is a Business Day.

         (b) If the Specified Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in paragraph (c) below, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent (initially The Chase Manhattan Bank (National Association)) based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in such Specified Currency who have elected to receive payment in U.S. dollars on such payment date. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in paragraph (d) below. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payments.

         (c) If the Specified Currency for this Note is other than U.S. dollars, the Exchange Rate Agent will, unless otherwise specified on the face hereof, determine the exchange rate for converting all payments in respect of this Note into U.S. dollars in the manner described in paragraph (b) above and perform such conversion on behalf of the Company. Notwithstanding the foregoing, if this Note is denominated in a Specified Currency other than U.S. dollars, the Holder of this Note may elect to receive all such payments in the Specified Currency by delivery of a written request to the Trustee, One New
York Plaza,   14th Floor, New York, New York 10081, which must be received by the Trustee on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee, but the Trustee must receive written notice of any such change on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such election shall remain in effect unless and until changed by written notice to the Trustee received on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be final and binding on the Company and the Holder of this Note.

         (d) Except as set forth below, if payment of this Note is required to be made in a Specified Currency other than U.S. dollars and on a payment date with respect to this Note such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in such foreign currency shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate"), or as otherwise specified on the face hereof. Any payment made under such circumstances in U.S. dollars where the required payment is in Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture.

         If payment on this Note is required to be made in European Currency Units ("ECU") and on a payment date with respect to this Note ECU are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, or are no longer used in the European Monetary System, then all payments due on such payment date shall be made in U.S. dollars. The amount so payable on any payment date in ECU shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis: The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were Components of the ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for the Components, or as otherwise indicated on the face hereof.

         If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amount of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

         All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein or on the face hereof that any determination is subject to approval by the Company) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company, and the Exchange Rate Agent shall have no liability therefor.

         (e) Interest payments on each Interest Payment Date for this Note (except if the rate of interest on this Note resets daily or weekly) will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. If the rate of interest on this Note resets daily or weekly, interest payments will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to and including the Record Date immediately preceding the applicable Interest Payment Date, except that at the Maturity Date the interest payments will include accrued interest from and including the Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the Maturity Date.

         Accrued interest shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (rounded upward, if necessary, to the next higher one hundred-thousandth of a percent) for each such day is computed by dividing the interest rate applicable to such day by 360, if the Base Rate indicated on the face hereof is the Commercial Paper Rate or LIBOR, or by the actual number of days in the year, if the Base Rate indicated on the face hereof is the Treasury Rate. The interest rate applicable to any date that is an Interest Reset Date is the interest rate for such Interest Reset Date. The interest rate applicable to any other day is the interest rate for the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate, as described below). Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum interest rate permitted by New York law as the same may be modified by United States law of general application.

         (f) The interest rate in effect with respect to this Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified on the face hereof. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent (as defined) as follows:

                 DETERMINATION OF COMMERCIAL PAPER RATE. If the Base Rate is the Commercial Paper Rate as indicated on the face hereof, the "Commercial Paper Rate" for each Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such Date of the rate for commercial paper having the Index Maturity as indicated on the face hereof, as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or any successor publication, under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (as defined below), then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release

         "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                Money Market Yield =          D X 360  X  100
                                       360 - (D X M)

         where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity.

                 The interest rate for each such Interest Reset Date shall be the Commercial Paper Rate applicable to such Interest Reset Date plus or minus the Spread or multiplied by the Spread Multiplier, as indicated on the face hereof; however, in the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Commercial Paper Interest Determination Date shall be the 10th Business Day after such Commercial Paper Interest Determination Date.

                 DETERMINATION OF LIBOR. If the Base Rate is LIBOR as indicated on the face hereof, "LIBOR" for each such Interest Reset Date will be determined as follows:

                 (i) On the second London Banking Day prior to the Interest Reset Date (a "LIBOR Determination Date") relating to a LIBOR Note, either, as specified in the applicable Pricing Supplement:
                               (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the Interest Reset Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Determination Date ("LIBOR Telerate"). Unless otherwise indicated in the applicable Pricing Supplement, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association (the "Association") for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate had been specified. In the case where (a) above applies, if fewer than two offered rates appear on the Reuters Screen LIBO Page, or, in the case where
                               (b) above applies if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that Interest Reset Date will be determined as if the parties had specified the rate described in (ii) below.

                 (ii) With respect to an Interest Reset Date on which this provision applies, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated in the applicable Pricing Supplement are offered at approximately 11:00 A.M., London time, on such LIBOR Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (after consultation with the Association) to prime banks in the London interbank market commencing on the Interest Reset Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City Time, on such LIBOR Determination Date by three major banks (which may include the Agents) in The City of New York selected by the Calculation Agent (after consultation with the Association) for loans in U.S. dollars to leading European banks having the specified Index Maturity designated in the applicable Pricing Supplement commencing on the Interest Reset Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR then in effect on such Interest Reset Date.

                 The interest rate for each such Interest Reset Date shall be LIBOR plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a LIBOR Determination Date shall be such LIBOR Determination Date.

                 DETERMINATION OF TREASURY RATE. If the Base Rate is the Treasury Rate as indicated on the face hereof, the "Treasury Rate" with respect to any Treasury Rate Determination Date shall be the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity as indicated on the face hereof as published in H.15(519) under the heading "Treasury bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity as indicated on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity as indicated on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect immediately prior to such Interest Reset Date.

                 The "Treasury Rate Determination Date" shall be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

         The interest rate for each such Interest Reset Date shall be the Treasury Rate plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Treasury Rate Determination Date will be the 10th Business Day after such Treasury Rate Determination Date.

                 DETERMINATION OF CD RATE. If the Base Rate is the CD Rate as indicated on the face hereof, the "CD Rate" means, with respect to any Interest Reset Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "CD Rate Determination Date") pertaining to such Interest Reset Date, the CD Rate will be the rate on such Interest Reset Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the CD Rate Determination Date pertaining to such Interest Reset Date, the CD Rate on such Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Reset Date, for certificates of deposit in the denomination of $5,000,000 with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks in the market for negotiable certificates of deposit; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

                 The interest rate for each such Interest Reset Date shall be the CD Rate plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest

         Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a CD Rate Determination Date shall be such CD Rate Determination Date.

                 DETERMINATION OF FEDERAL FUNDS RATE. If the Base Rate is the Federal Funds Rate as indicated on the face hereof, the "Federal Funds Rate" means, with respect to any Interest Reset Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "Federal Funds Determination Date") pertaining to such Interest Reset Date, the Federal Funds Rate will be the rate on such Interest Reset Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Federal Funds Determination Date pertaining to such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Reset Date, arranged by three leading brokers of Federal funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest
         Rate).

                 The interest rate for each such Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Federal Funds Rate Determination Date shall be such Federal Funds Rate Determination Date.

                 DETERMINATION OF PRIME RATE. If the Base Rate is the Prime Rate as indicated on the face hereof, the "Prime Rate" means, with respect to any Interest Reset Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the second Business Day prior to such Interest Reset Date (a "Prime Rate Determination Date") pertaining to such Interest Reset Date, the Prime Rate for such Interest Reset Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such

         Interest Reset Date as quoted on the Reuters Screen NYMF Page on such Interest Reset Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Reset Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Reset Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates. "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         If in any month or two consecutive months the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Payment Period will be the same as the Prime Rate for the immediately preceding Interest Payment Period (or, if there was no such Interest Payment Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate). If this failure continues over three or more consecutive months, the Prime Rate for each succeeding Interest Reset Date until the maturity, redemption or repayment of such Prime Rate Notes or, if earlier, until this failure ceases, shall be LIBOR determined as if such Prime Rate Notes were LIBOR Notes, and the spread, if any, shall be the number of basis points specified in the applicable Pricing Supplement as the "Alternate Rate Event Spread."

                 The interest rate for each such Interest Reset Date shall be the Prime Rate plus or minus the Spread or multiplied by the Spread Multiplier as indicated on the face hereof; provided, however, the interest rate in effect for the period from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate and the interest rate in effect for the 10 days immediately prior to the Maturity Date or earlier redemption or repayment will be that in effect on the 10th day preceding such Maturity Date or earlier redemption or repayment. The "Calculation Date" pertaining to a Prime Rate Determination Date shall be such Prime Rate Determination Date.

         The Trustee shall be the Calculation Agent. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

         All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

         (g) Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed the Trustee as the Paying Agent. The Company will notify the Holders of such Notes, in accordance with the Indenture, of any change in the Paying Agent or its address.

         Section 3. Redemption. If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a specified premium, if any, to par together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Maturity Date at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Trustee must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

         Section 5. Sinking Fund. The Notes will not be subject to any Sinking Fund.

         Section 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Maturity Date hereof in lieu of the principal amount due at the Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment, or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

         Section 7. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof and any accrued interest hereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         Section 8. Modifications and Waivers. The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of all series to be affected (with each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to change or eliminate any provisions of the Indenture or any supplemental indenture or to modify the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the Maturity Date of any Security, or reduce the principal amount thereof, the rate of or the time of payment of any interest on any Security, reduce any premium payable upon the redemption thereof, waive a Default in the payment of the principal of or interest on any Security, make any Security payable in money other than that stated therein, make any change in respect of the percentage of Securities of any series, the consent of the holders of which is required to waive an existing Default, or impair or affect the right of any Holder to bring suit for the payment thereof, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain Defaults or Events of Default regarding the Securities of any series, the Holders of a majority in principal amount of the Securities of such series may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences, except a Default in the payment of the principal of or
interest on any of the Securities.   Any such consent or waiver by the Holder
of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note which may be issued upon the registration for transfer hereof or in exchange or substitution herefore, irrespective of whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

         No reference herein to the Indenture and no reference to any provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the place, at the respective times, at the rate and in the currency herein prescribed.

         Section 9. Authorized Denominations. Notes are issuable in registered form without coupons in the minimum denomination of $1,000, or the equivalent thereof in the Specified Currency, and in any larger amount that is an integral multiple of $1,000 or 1,000 units of the Specified Currency. Notes may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the office or agency to be maintained by the Company in The City of New York, New York, or at such other location or locations as may be provided for in the Indenture.

         Section 10. Registration of Transfer. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in The City of New York, New York, one or more new Notes of authorized denominations, for an equal aggregate principal amount, will be issued to the transferee in exchange therefor subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Note is a global Note (as specified on the face hereof), this
Note is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for certificated Notes in registered form or (z) an Event of Default, or an event which with the passage of time or the giving of notice would become an Event of Default, with respect to the Notes represented hereby has occurred and is continuing, provided that the definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent global Note, or any portion hereof, only if such Notes in certificated registered form were requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

         Section 11. Owners. Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof, and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

         Section 12. No Recourse Against Certain Persons. No recourse shall be had for the payment of the principal (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect thereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Section 13. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

         Section 14. Governing Law. This Note shall be governed and construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT

         The undersigned owner of this Note hereby irrevocably elects to have the Company repay the principal amount of this Note or portion hereof below designated at the Optional Repayment Price indicated on the face hereof.

Dated:  ___________________________                       ________________________________
                                                          Signature
                                                          Sign exactly as name appears on the front of this
                                                          Security [SIGNATURE  GUARANTEE - required only if
                                                          Securities are to be issued and delivered to the
                                                          other than the registered holder]

Principal amount to be repaid,                            Fill in for registration of Securities
if amount to be repaid is less                            if to be issued otherwise than to the then
the principal amount of this                              registered holder:
Security (principal amount
remaining must be an authorized                           Name: ____________________________________
denomination)                                             Address:
                                                                     (Please print name and address
$_________________________                                           including zip code)

                                                          SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

                                                          ___________________________________________





                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common


         UNIF GIFT MIN ACT - ..................Custodian......................
                               (Cust)                                (Minor)


                                 Under Uniform Gifts to Minors Act
                                 -------------------------------------
                                               (State)

Additional abbreviations may also be used though not in the above list.

                           __________________________

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) into

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
 ____________________________________
|____________________________________|____________________


____________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

____________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:                                    ________________________________
                                          Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.